Schedule A
TO
INVESTMENT MANAGEMENT AGREEMENT
Amended September 29, 2009

LISTING OF FUNDS

         Name of Fund

BHR Smith Group Large Cap Core Growth Fund
BHR Mount Lucas US Focused Equity Fund
BHR Dynamic Energy Fund
BHR Dynamic Energy Income Fund
BHR Dynamic Global Growth Fund
BHR Dynamic Growth Navigator Fund
BHR Dynamic Infrastructure Fund
BHR Dynamic Natural Resources Fund
BHR Dynamic Contrarian Advantage Fund
BHR Dynamic Discovery Fund
BHR Dynamic Gold & Precious Metals Fund
BHR Dynamic North American Value Fund
BHR Dynamic U.S. Growth Fund
BHR Dynamic U.S. Value Fund
BHR JOHCM International Select Fund